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 EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Mountain Bancshares, Inc. (the "Registration Statement) on Form SB-2 of our report dated October 23, 2002, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/Mauldin & Jenkins, LLC

Atlanta, Georgia

October 25, 2002

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